Exhibit 10.16

FIRST AMENDMENT TO 8% CONVERTIBLE DEBENTURE:

This First Amendment to the 8% Convertible Debenture, dated September 27, 2017, made by Qrons Inc. for the benefit of CubeSquare LLC in the amount of $15,000 (the “Debenture”) hereby amends the Debenture as follows:

The maturity date of the Debenture is hereby amended to September 27, 2019.

Except as amended hereby all of the terms and conditions of the Debenture shall remain in full force and effect.

Dated this 9th day of September 2018

Qrons Inc.

By: /s/Jonah Meer Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CubeSquare LLC

By: /s/Jonah Meer Managing Member